                                                         Exhibit 15




June 19, 1995



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


RE:  The Advest Group, Inc.
     Registration on Form S-8


We are aware that our reports, dated April 20, 1995 and January 19, 1995, on our reviews of interim financial information of The Advest Group, Inc., included in the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1995 and December 31, 1994, are incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1993, these reports should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                              /s/ COOPERS & LYBRAND L.L.P.